Exhibit 10.3

Promissory Note
Pinon Ridge Mining LLC to Energy Fuels Holdings Corp.

U.S. $500,000.00	Nucla, CO August 18, 2014

1.               FOR VALUE RECEIVED, the undersigned, Pinon Ridge Mining LLC, a Delaware limited liability company ("Borrower") promises to pay Energy Fuels Holdings Corp. ("Lender") or its assignees or designees, the Principal Sum of (US$500,000.00), together with interest thereon at a rate of 3.0% per annum until paid in full. Interest on said indebtedness shall be payable annually on or before the 18th day of August, 2015 and on the same date in each year thereafter until paid in full. The Principal Sum shall be due and payable in full on August 18, 2018 if not paid sooner. Payments shall be payable at Lender's address or at such other place as Lender may designate by written notice to Borrower. If Borrower fails to make any payment in full as and when due, the entire balance of this note shall immediately become due and payable without notice or further action by Lender and all amounts still outstanding shall thereafter bear interest at the rate of 18% until the same are fully repaid.

2.               Borrower may pre-pay the principal amount outstanding under this Note in whole or in part, at any time without penalty.

3.               In the event of default, Lender shall be entitled to recover from Borrower all of Lender's attorneys fees and costs incurred in obtaining payment of this note.

4.               No failure on the part of Lender or its assignees or designees to exercise, and no delay in exercising, any right hereunder shall operate as a waiver of such right nor shall any single or partial exercise by the Lender of any right hereunder preclude the exercise of any other right.

5.               On payment in full of this obligation by Borrower, Lender or the holder hereof shall immediately return this Note to Borrower, endorsing thereon the fact of its payment in full.

6.               Borrower hereby waives presentment for payment, demand, protest, notice of protest, notice of nonpayment, notice of dishonor, and notice of acceleration of this note except as expressly provided herein.

7.               This Note shall not be modified or changed except in writing signed by both Borrower and Lender. This Note shall be construed and interpreted in accordance with the laws of the State of Colorado.

8.               This Note shall be secured by a first lien on, upon and against certain real property and mining claims of Lender pursuant to various deeds of trust being executed and delivered for recording concurrent with the execution of this Note.

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IN WITNESS WHEREOF, the Borrower has agreed to all of the foregoing terms, conditions and provisions.

Borrower:

Pinon Ridge Mining LLC

By:	/s/ George Glasier

STATE OF :

COUNTY OF :

On August 18, 2014, George Glasier, the President and CEO of Pinon Ridge Mining LLC, personally appeared before me and acknowledged the signing of the foregoing instrument. Witness my hand and seal. My commission expires 8/7/2017.

/s/ Laura Beth Schiff

Notary Public

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